SALES AND SERVICE ADMINISTRATION AGREEMENT


          THIS AGREEMENT made as of the 1st day of September, 1996 by and between IMSCO TECHNOLOGIES, INC., a Delaware corporation, with an office at 40 Bayfield Drive, North Andover, Massachusetts 01845, and its subsidiaries (herein collectively called "IMSCO") and BPV ENTERPRISES, LTD., a New York corporation, with an office at 950 Third Avenue, New York, New York 10022 (herein called "Universal");

                               W I T N E S S E T H

          WHEREAS, IMSCO has developed and is developing products which incorporate electrostatics for the separation of substances from fluids and other products (herein called the "Products"); and

          WHEREAS, Universal has expertise in manufacturing, sales, warehousing, sales fulfillment and administration of products similar to the IMSCO Products; and

          WHEREAS, IMSCO desires to have Universal supervise the manufacturing and warehousing of the Products, fulfillment of sales, and administration of sales and Universal is willing to undertake such duties (herein such activities are called "Services");

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


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     1.   Appointment of Universal

          1.1. IMSCO hereby appoints Universal for the term of this agreement as its representative for Sales and Services Administration, and Universal hereby accepts such appointment.

          1.2. IMSCO hereby agrees to transmit promptly to Universal any and all inquiries, orders and other communications received by IMSCO relating to the Products or Services arising out of, or calling-for manufacturing, warehousing, shipment and follow-through of Products and Services such that Universal may assist IMSCO in fulfilling such orders.

     2.   Duties of Universal

          Universal shall undertake the following:

     A. Sales and administrative support to IMSCO and its subsidiaries' leaders, who are the ultimate sales managers and directors of sales policy for their respective products. IMSCO and Universal acknowledge and agree that Universal shall not initiate any sales without the prior consent of IMSCO and/or its respective subsidiary leaders regarding the sales of any Products.

     B. Generation of sales leads under the direction of IMSCO and its subsidiary leaders.

     C. Preparation of sales and marketing packages, including paper printed and computer formatted sales presentations, at the direction and technical supervision IMSCO and its respective subsidiary leaders.

     D. Assistance to IMSCO and its respective subsidiary leaders in hiring and coordination of field sales representatives.


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     E.   Support services to sales representatives, including non-technical and technical advice where appropriate.


     F. Quantitative operations support to field representatives, including computerized purchase order and inventory status programs, computerized sales representative performance records and commission earnings.

     G. Maintenance of purchase order, merchandise production status, inventory and distribution computerized database updated daily to the extent practicable for all Products.

     H.   Warehousing supervision.

     I. Systems implementation for computerized warehousing and record maintenance for warehousing of domestic inventory.

     J. Supervision of transportation and delivery of Products from warehouse to customer.

     K. Monitoring and administration of post-sales operation, including customer satisfaction and payment.

     L. Universal shall be reimbursed by IMSCO for any direct thirdcosts related to the design or production of manuals, collection of debt, warehousing costs, shipment or delivery, production of sales or marketing literature, travel, manufacturing, packaging, design, advertising or any other expense normally associated and required to support similar products and services.

     3.   Term of Agreement

          This agreement shall commence as of August 1, 1996 and shall expire at the close of business on July 31, 2003, provided that IMSCO may, at its option, continue this agreement for an additional period of five years, expiring July 31, 2008, by giving notice to Universal of its election to do so not later than June 30, 2003. Should IMSCO exercise its option

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not to renew this Agreement at the end of its term, Universal shall be credited with six months for each year served and compensated by averaging payments to Universal for the last three years of this Agreement.

     4.   Compensation

     (a) There is no minimum required compensation payable by IMSCO for the Turnkey Sales Administrative and Fulfillment Services outlined above. Universal will receive a fee equal to 2.5% of all billings received from sales of all Products, Services, licenses or royalties, payable monthly in arrears; provided, however, that if sales are less than $5 million in any year, no compensation shall be payable for such period.

     (b) Notwithstanding any of the forgoing, in the event that Universal generates sales of any Products, Services, licenses or royalties through its own efforts, its shall be paid a sales commission in an amount equal to 2.5% of the price actually collected by IMSCO. This sales commission shall be payable in addition to the commission set forth in subsection (a) above. In the event that the customer introduced by Universal continues to purchase products after the term of this Agreement, IMSCO shall continue to pay Universal the sales commission set forth in this subsection (b).

     5.   Technical Assistance

          5.1. If Universal requests, IMSCO agrees, within 30 days after such request, to send a skilled technician for such duration as Universal shall request and IMSCO shall approve (IMSCO agrees, however, that such approval shall not be unreasonably withheld). The purpose of such technician's visit shall be to provide Universal with technical assistance and advice regarding the operation, selling and servicing of the Products.

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          5.2. IMSCO shall supply Universal, without cost with all reasonably necessary technical information, in order to enable Universal properly to prepare sales literature and operating manuals.

     6.   Termination.

     6.1 Termination. Universal's engagement hereunder may be terminated without any breach of this Agreement upon written notice from IMSCO to Universal only as set forth in this Article.

     6.2 Cause. IMSCO may terminate Universal's engagement hereunder at any time for cause, which shall be deemed to include but not be limited to the following:

     (a) Universal's engaging in fraud, misappropriation of funds, embezzlement or like conduct committed against IMSCO.

     (b)  Universal's conviction of a felony.

     (c) Universal's material violation of a generally recognized policy of IMSCO.

     (d)  Universal's material violation of any provision of this Agreement.

     6.3 Notice of Termination. Any termination of Universal's engagement by IMSCO shall be communicated by sixty (60) days written notice of termination to the other party hereto. For purposes of this Agreement, "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Universal's engagement under the provision so indicated.

     7.   Relationship of the Parties

          This agreement shall not be construed to create between IMSCO and Universal, or

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their respective successors and assigns, the relationship of principal and agent, joint-venturers, co-partners or any other similar relationship, the existence of which is hereby expressly denied by IMSCO and Universal. Neither party shall be liable to any third party in any way for any engagement, obligation, contract, representation, transaction, negligent act or omission to act, of the other except as expressly provided herein.


     8.   Miscellaneous

     8.1. All notices, exercises of options, requests, demands, and other communications provided for by this agreement shall be in writing, and shall be deemed to have been given at the time when airmailed at any general or branch United States Post Office, enclosed in a registered post aid envelope, addressed to the address of the respective party stated below, or to such changed address as such party may have fixed by notice to the address set forth at the beginning of this Agreement.

     8.2 This agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     8.3 This agreement shall he governed by the law of the State of New York.

     8.4. This agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understanding of every kind and nature among them. Neither party shall he bound by any condition, definition, warranty or representation other than is expressly provided for in this agreement or as may be on a date subsequent to the date hereof duly set forth in writing signed by the party to be bound thereby. If for any reason IMSCO sells, spins off or changes the structure of any subsidiary which will affect this Agreement, IMSCO will compensate Universal

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for any loss in compensation sustained by this change.

     8.5. This agreement may not be modified except by another agreement in writing, executed by the parties hereto, and this agreement shall not he discharged except by performance or by a written instrument executed by the parties thereto.

     8.6. In the event that any provision or provisions of this agreement shall he deemed to he illegal or unenforceable, such illegality or unenforceability shall not effect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted herein.

     8.7. The headings of the paragraphs hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this agreement or the intent of any provision hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to he executed, in their corporate names by their respective officers thereunto duly authorized, the day and year first above written.


                                        IMSCO TECHNOLOGIES, INC.

                                        By: /s/ Sol L. Berg,
                                            --------------------
                                            President


                                        BPV ENTERPRISES, LTD.

                                        By: /s/ Victor Bauer,
                                            --------------------
                                            President






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